                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by the Registration [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             St. Paul Bancorp, Inc.
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                (Name of Registrant as Specified In Its Charter)


-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     1)   Amount Previously Paid:
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     2)   Form, Schedule or Registration Statement No.:
                                                       ----------------------

     3)   Filing Party:
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     4)   Date Filed:
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                                                                Preliminary Copy


                             6700 West North Avenue
                            Chicago, Illinois 60707
                                 (773) 622-5000





                                                                  March 27, 1998

Dear Shareholder:

         You are invited to attend the annual meeting of shareholders (the "Annual Meeting") of St. Paul Bancorp, Inc. (the "Corporation") to be held on Wednesday, May 6, 1998 at 10:00 a.m. at the Drury Lane Oakbrook, 100 Drury Lane, Oakbrook Terrace, Illinois 60181.

         The Annual Meeting has been called for the following purposes: (1) to elect each of four directors for a three-year term; (2) to consider and vote upon a proposed amendment to the Corporation's 1995 Incentive Plan to increase by [1,500,000] the number of shares of Common Stock reserved for issuance thereunder; (3) to consider and vote upon a proposed amendment to the Corporation's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 80,000,000; and (4)to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF THE FOUR NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS, "FOR" THE AMENDMENT TO THE 1995 INCENTIVE PLAN AND "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION. The accompanying proxy statement provides detailed information concerning the matters to be voted on at the Annual Meeting. Also enclosed is our 1997 annual report to shareholders, which reviews results for the 1997 fiscal year.

         It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage-paid envelope.

         On behalf of the Board of Directors, thank you for returning your proxy and for your continued interest and support.


                                        Sincerely yours,



                                        Joseph C. Scully
                                        Chairman of the Board and
                                           Chief Executive Officer
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                                                                Preliminary Copy

                             6700 West North Avenue
                            Chicago, Illinois 60707
                                 (773) 622-5000


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON WEDNESDAY, MAY 6, 1998

         NOTICE IS HEREBY GIVEN that the 1998 annual meeting of shareholders (the "Annual Meeting") of St. Paul Bancorp, Inc. (the "Corporation") will be held on Wednesday, May 6, 1998 at 10:00 a.m. at the Drury Lane Oakbrook, 100 Drury Lane, Oakbrook Terrace, Illinois 60181 for the following purposes:

         (1)     To elect each of four directors for a three-year term
                 (Proposal 1);

         (2) To consider and vote upon a proposed amendment to the Corporation's 1995 Incentive Plan to increase by [1,500,000] the number of shares of Common Stock reserved for issuance thereunder (Proposal 2);

         (3) To consider and vote upon a proposed amendment to the Corporation's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 80,000,000 (Proposal 3); and

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Pursuant to the Corporation's Bylaws, the Board of Directors has fixed the close of business on March 17, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

         In the event that there are not sufficient votes to approve any one or more of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.


                                        By Order of the Board of Directors



                                        Joseph C. Scully
                                        Chairman of the Board and
                                          Chief Executive Officer


Chicago, Illinois
March 27, 1998

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN,
DATE AND COMPLETE THE
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                                                                Preliminary Copy

ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                                Preliminary Copy


                             6700 West North Avenue
                            Chicago, Illinois 60707
                                 (773) 622-5000

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 6, 1998


                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

         This proxy statement is furnished to shareholders of St. Paul Bancorp, Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be used at the 1998 annual meeting of shareholders (the "Annual Meeting") to be held on Wednesday, May 6, 1998 at 10:00 a.m. at the Drury Lane Oakbrook, 100 Drury Lane, Oakbrook Terrace, Illinois 60181, and at any adjournments thereof. This proxy statement and the accompanying proxy are initially being mailed to shareholders on or about March 27, 1998.

         The Annual Meeting has been called for the following purposes: (1) to elect each of four directors for a three-year term; (2) to consider and vote upon a proposed amendment to the Corporation's 1995 Incentive Plan to increase by [1,500,000] the number of shares of Common Stock reserved for issuance thereunder; (3) to consider and vote upon a proposed amendment to the Corporation's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 80,000,000; and(4) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         If the enclosed form of proxy is properly executed and returned to the Corporation in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (A) FOR PROPOSAL 1 TO ELECT EACH OF THE FOUR NOMINEES TO THE BOARD OF DIRECTORS, (B) FOR PROPOSAL 2 TO AMEND THE CORPORATION'S 1995 INCENTIVE PLAN AND (C) FOR PROPOSAL 3 TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION. Except for procedural matters incident to the conduct of the Annual Meeting, the Corporation does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Board of Directors.

         The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. Shareholders may, however, revoke a proxy at any time prior to its exercise by delivering to the Corporation a duly executed proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation with Clifford M. Sladnick, Senior Vice President, General Counsel and Corporate Secretary, at 6700 West North Avenue, Chicago, Illinois 60707.

                                                                Preliminary Copy

         The cost of soliciting proxies in the form enclosed herewith will be borne by the Corporation. In addition to the solicitation of proxies by mail, the Corporation and its wholly-owned subsidiary, St. Paul Federal Bank For Savings (the "Bank" or "St. Paul Federal"), through their directors, officers and employees, may also solicit proxies personally or by telephone or telecommunication. The Corporation also will request persons, firms and corporations holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. The Corporation also has retained Morrow & Co. to assist in the solicitation of proxies at a fee of $7,500, plus reimbursement of certain out-of-pocket expenses.

         The securities which can be voted at the Annual Meeting consist of shares of common stock, par value $.01 per share (the "Common Stock") of the Corporation, with each share entitling its owner to one vote on all matters. There is no cumulative voting of shares. The close of business on March 17, 1998 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to vote at the Annual Meeting. The number of shares of the Corporation's Common Stock outstanding on March 17, 1998 was _______________. There were approximately __________ record holders of the Corporation's Common Stock as of that date. The presence, in person or by proxy, of at least one-third of the total number of issued and outstanding shares of Common Stock of the Corporation is necessary to constitute a quorum at the Annual Meeting.

         Votes cast, either in person or by proxy, will be tabulated by BankBoston, N.A. Under Delaware corporate law and the Corporation's Bylaws, directors are elected by plurality of votes of shares present (in person or by proxy) and entitled to vote. Unless otherwise required by law or the Corporation's Certificate of Incorporation or Bylaws, any other matter put to a shareholder vote will be decided by the affirmative vote of a majority of the votes cast on the matter. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not be counted as shares present and entitled to vote nor as a vote cast on any matter presented at the Annual Meeting.

         THE CORPORATION IS REQUIRED TO FILE AN ANNUAL REPORT/FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1997 WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"). A COPY OF THE ANNUAL REPORT/FORM 10-K, EXCLUDING EXHIBITS, ACCOMPANIES THIS PROXY STATEMENT. FOR A REASONABLE FEE, THE CORPORATION WILL PROVIDE COPIES OF THE EXHIBITS TO THE ANNUAL REPORT/FORM 10-K UPON WRITTEN REQUEST DIRECTED TO CLIFFORD M. SLADNICK, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY, ST. PAUL BANCORP, INC., 6700 WEST NORTH AVENUE, CHICAGO, ILLINOIS 60707.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

         Under the Corporation's Bylaws, the number of directors is set at nine.  The directors are divided into three classes.  The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified.
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                                                                Preliminary Copy

         At the 1998 Annual Meeting, each of four directors will be elected for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as director of the persons named below as nominees. The Board of Directors believes that each of the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or will be unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may nominate.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

         The following table sets forth the names of the Board of Directors' four nominees for election as directors and those directors who will continue to serve as such after the 1998 Annual Meeting. Also set forth is certain other information, some of which has been obtained from the Corporation's records and some of which has been supplied by the nominees and continuing directors, with respect to each such person's age at March 17, 1998, the periods during which such person has served as a director of the Bank, and positions currently held with the Corporation. Each person has been a director of the Corporation since its formation in 1987, except for Patrick J. Agnew, who joined the Board in 1989, John W. Croghan and Jean C. Murray, O.P., who joined the Board in 1993, and Paul C. Gearen, who joined the Board in 1997.


                                                             DIRECTOR OF
                                                               THE BANK         POSITIONS HELD WITH         EXPIRATION
                                                      AGE       SINCE             THE CORPORATION             OF TERM
                                                      ---       -----             ---------------             -------

NOMINEES FOR 3-YEAR TERM:
Patrick J. Agnew (a)(b)(c)(d)(e)(f)                    55        1989        President, Chief Operating
                                                                                Officer and Director             2001
William A. Anderson (b)(c)(d)(g)                       72        1985                 Director                   2001
Alan J. Fredian (d)(e)(h)(i)                           67        1977                 Director                   2001
Jean C. Murray, O.P.  (e)(f)                           70        1993                 Director                   2001

CONTINUING DIRECTORS:
John W. Croghan (b)(g)(i)                              67        1993                 Director                   1999
Kenneth J. James (a)(c)                                65        1987                 Director                   1999
Paul C. Gearen (a)                                     46        1997                 Director                   2000
Joseph C. Scully (a)(b)(c)(d)(e)(f)                    57        1980          Chairman of the Board,
                                                                              Chief Executive Officer
                                                                                    and Director                 2000
John J. Viera (d)(f)(g)(h)(i)                          66        1978                 Director                   2000

----------

(a)      Member of the Loan Committee of the Bank.
(b)      Member of the Investment Committee of the Bank.
(c)      Member of the Loan Loss Reserve Committee of the Bank.
(d)      Member of the Executive Committees of the Corporation and the Bank.
(e)      Member of the Profit Sharing, Pension and ESOP Trust Committee of the
         Bank.
(f)      Member of the Corporate Responsibility Committee of the Bank.
(g) Member of the Audit and Accounting Committees of the Corporation and the Bank.
(h) Member of the Organizational Planning Committees of the Corporation and the Bank.
(i)      Member of the Stock Option Committee of the Corporation.

                                                                Preliminary Copy

         The principal occupation of each nominee and continuing director of the Corporation for the past five years is set forth below.

         PATRICK J. AGNEW joined the Bank in 1979 as General Counsel. He was appointed President, Chief Operating Officer and a Director in December 1989. Prior to joining the Bank, he was a partner in the law firm of Righeimer, Martin and Cinquino. Mr. Agnew holds a juris doctor degree from DePaul University College of Law. He serves on the boards of directors of the Oak Park Development Corporation and the Oak Park YMCA. Mr. Agnew is a board member of the Chicagoland Association of Savings Institutions and the Illinois League of Savings Associations. He is also a member of the President's Council of Rosary College.

         WILLIAM A. ANDERSON is a Certified Public Accountant and a retired partner of Ernst & Young LLP. While with that firm, he specialized in providing professional accounting services to the savings and loan industry. Since his retirement, he has provided consulting services to financial institutions and other companies. He is Secretary, Treasurer of the Mason Foundation, Inc., a private charitable foundation, and a member of the board of trustees of the Fourth Presbyterian Church of Chicago. He is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society. Mr. Anderson holds a bachelor's degree in accounting from the University of Illinois.

         ALAN J. FREDIAN is an organizational psychologist and president of Alan J. Fredian and Associates, management consultants. Dr. Fredian is a retired Professor of the Institute of Human Resources and Industrial Relations at Loyola University and has been affiliated with the University since 1967.
He has authored several books and publications. He is a member of the Academy of Management and the American Psychological Association's Division of Industrial and Organizational Psychology. Dr. Fredian is a life member of the board of directors of Building Owners and Managers Institute International. He holds a doctorate degree in industrial psychology from the Illinois Institute of Technology.

         JEAN C. MURRAY, O.P., is the retired President of Dominican University (formerly Rosary College)in River Forest, Illinois. She has been affiliated with the University since 1961, serving as a professor and an administrator in various capacities prior to her appointment as President in 1981. She is currently an Associate Professor of French and a senior advisor to the President of the University. Dr. Murray has been a member of the Sinsinawa Dominicans since 1952. She holds an undergraduate degree in French from Rosary College and a doctorate degree in French from the University of Fribourg, Switzerland. She also holds a certificate from the Institute of Educational Management at Harvard University. Dr. Murray is a member of the Board of Governors of the American Heart Association of Metropolitan Chicago and a trustee of North Central College in Naperville.

         JOHN W. CROGHAN is Chairman of Lincoln Capital Management Company, a Chicago-based investment counseling firm of which he was a founder in 1967. Mr. Croghan is a graduate of Loyola University and holds a Masters of Business Administration degree from Harvard University. He is a director of Lindsay Manufacturing Company and Morgan Stanley's public closed-end funds. Mr. Croghan serves on several non-profit boards, including Northwestern University and Evanston Hospital.

                                                                Preliminary Copy

         PAUL C. GEAREN is the President of Nicolson, Porter & List, Inc., a corporate real estate brokerage and management company, specializing in industrial real estate. He is a director of Motion Engineering, Inc., a software company in Santa Barbara, California that manufactures motion control boards for computerized manufacturing. [He is also the Chairman of Records Management Services, Inc., a national records storage firm.] Mr. Gearen is a member of the Chicago Council on Foreign Relations and has been involved in fundraising for various organizations, including Horizons for Youth, ACORN, Link Unlimited and DePorres House. Mr. Gearen holds a BA degree from the University of Wisconsin, Madison.

         KENNETH J. JAMES is Chairman of the Board of James Investment Company, real estate developers. He is a director of the Illinois Masonic Medical Center and the Robert R. McCormick unit of the Chicago Boys' and Girls' Clubs. Mr. James is also a director and Vice President/Secretary of the Homebuilders Association of Greater Chicago. He holds an A.B. degree in economics from Stanford University and a juris doctor degree from Northwestern University.
Mr. James is a member of the Illinois Bar.

         JOSEPH C. SCULLY joined the Bank in 1963 as a real estate appraiser. He was appointed Assistant Vice President in 1965, Vice President in 1968, Corporate Secretary in 1971 and Senior Vice President in 1974. He was elected President, Chief Operating Officer and a Director in 1980. He was elected Chief Executive Officer in 1982. Mr. Scully held the dual roles of President and Chief Executive Officer from 1982 to 1989, when he relinquished the role of President to become Chairman and Chief Executive Officer. He holds undergraduate and graduate degrees from Loyola University. In 1981, Loyola University named him alumnus of the year. He serves as a trustee of Loyola University and chairs its investment committee. Mr. Scully serves on the board of the Austin Career Education Center Corp., the advisory board of Goodwill Industries, and the Leadership Committee of the Central Board of Neighborhood Housing Services. For the 1994 United Way/Crusade of Mercy campaign, he was chairman of the West Region's Major Employers Division. Mr. Scully presently serves as a member of the Thrift Institutions Advisory Council, a panel established by the Federal Reserve Board. He is also the past chairman of the Community Investment Corporation of Chicago, the Institute of Financial Education of the United States League, the Federal Savings and Loan Council and the Chicagoland Association of Savings Institutions.

         JOHN J. VIERA is a retired Corporate Vice President of Commonwealth Edison Company. He holds an undergraduate degree in electrical engineering from Marquette University and a graduate degree in business administration from the Illinois Institute of Technology. After joining Commonwealth Edison Company in 1957, he held several engineering and administrative positions. Mr. Viera is a member of the Economic and Serra Clubs of Chicago, a Northwestern Associate and a member of the advisory boards for Marquette University and the Local Initiatives Support Corporation. He is a member of the Illinois Housing Development Authority and a trustee of Roosevelt University and the Chicago Architecture Foundation. He is on the boards of Children's Memorial Hospital, Urban Gateways, Neighborhood Housing Services and Catholic Charities.

DIRECTOR COMPENSATION

         Directors of the Corporation are not paid for attending meetings of the Board of Directors of the Corporation. Each director of the Corporation is also a director of the Bank. Non-employee directors of the Bank are paid an annual director's fee of $24,000. In addition to the annual fee, non-employee directors receive board and

                                                                Preliminary Copy

committee meeting fees of $500 per meeting ($600 for committee chairpersons), based upon attendance. Non-employee directors also receive monthly meeting fees of $500 per month from St. Paul Financial Development Corporation and $200 per month from Annuity Network, Inc., which are both wholly-owned subsidiaries of the Corporation, as well as $300 per month from SPF Insurance Agency, Inc., a wholly-owned subsidiary of the Bank. Directors who are employees of the Bank do not receive any such fees.

         Under the terms of the Corporation's 1995 Incentive Plan, each non-employee director is automatically granted, on the date of each annual meeting of shareholders beginning with the 1995 Annual Meeting, a non-qualified option to purchase 2,250 shares of the Corporation's Common Stock at an option price per share equal to the fair market value of a share of Common Stock on the date of grant.

         The Corporation and the Bank have adopted a nonqualified retirement plan, as amended (the "Retirement Plan") for non-employee directors of the Corporation and the Bank. Under the Retirement Plan, eligible directors receive annual benefits consisting of a minimum of 60% (increasing to 70% for eleven or more years of service and increasing by an additional 1% for each year of service in excess of 20 years) of the regular annual compensation paid for services as a director of the Corporation, the Bank or any of their subsidiaries during the 12-month period immediately preceding a termination of service (or, if greater, during any 12 consecutive month period occurring during the three-year period immediately preceding a termination of service). The Retirement Plan provides that benefits are paid once a director reaches age 70; after the director's permanent and total disability; after a director nominated by the Corporation is not reelected; or after termination following a change in control. For the definition of "change in control," see "Executive Compensation--Employment Agreements." Benefits are not paid if the director is removed from the board for "cause," as defined.

         Monthly payments are made under the Retirement Plan for the number of months equal to the number of full months the eligible director has served as a director. Directors have the right to elect to receive a lump-sum payment, as calculated based upon an actuarial determination of the present value of the plan's benefits. The Retirement Plan provides for a spouse's benefit if the director is married at the time of death. Eligible directors must agree not to become an employee of any financial institution located within 50 miles of the Bank's headquarters for a one-year period after termination of service as a director in order to receive benefits. The Retirement Plan provides that the obligation of the Corporation and the Bank to each eligible director will be funded as each such director becomes entitled to receive payment of benefits. The Retirement Plan may be amended or terminated at any time, but without affecting the vested rights of directors to receive benefits.

CORPORATE GOVERNANCE AND OTHER MATTERS

         The Board of Directors of the Corporation acts as a nominating committee for selecting nominees for election as directors and has made its nominations for the 1998 Annual Meeting. The Corporation's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public

                                                                Preliminary Copy

disclosure of the date of the meeting is given or made to shareholders. Public disclosure of the date of the 1998 Annual Meeting was made on March 16, 1998 by the issuance of a press release followed by a filing of a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended (the "1934 Act") with the SEC. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. Prior to printing this proxy statement, the Corporation had received no such nominations.

         The Boards of Directors of the Corporation and the Bank have each appointed a standing audit committee. During the year ended December 31, 1997, the audit committees each conducted five meetings. The current members of the audit committees are Messrs. Anderson, Croghan and Viera. The duties of the committees include reviewing with management and the Corporation's independent auditors the annual financial statements, significant accounting policies, audit conclusions regarding significant accounting estimates and the independent auditors' letter to management concerning the effectiveness of financial and accounting controls. In addition, the committees review the scope of the annual independent auditors' audit and recommend to the Board of Directors the firm to be engaged as the independent auditor. The committees also oversee the Corporation's internal audit function and review with the Director of Internal Audit his conclusions regarding the adequacy of the organization's internal controls. The committees may also examine and consider other matters relating to the financial affairs of the Corporation and the Bank as they determine appropriate.

         The Boards of Directors of the Corporation and the Bank have each appointed a standing organizational planning committee. During the year ended December 31, 1997, the organizational planning committees each conducted four meetings. The current members of the organizational planning committees are Dr. Fredian and Mr. Viera. The organizational planning committees function as compensation committees. The duties of such committees include making recommendations to the Boards of Directors concerning compensation of executive officers and employee benefit plans. See "Executive Compensation--Report of the Organizational Planning and Stock Option Committees on Executive Compensation."

         The Boards of Directors of the Corporation and the Bank have each appointed a standing executive committee. The Bylaws of the Corporation and the Bank give the executive committees certain powers and authority in the management of the business and affairs of the Corporation and the Bank when the Boards of Directors are not in session. During the year ended December 31, 1997, no executive committee meetings were conducted. The current members of the executive committees are Dr. Fredian and Messrs. Agnew, Anderson, Scully and Viera.

         The Board of Directors of the Corporation has appointed a standing stock option committee. The duties of the committee include making recommendations to the Board of Directors concerning eligible persons to whom options will be granted under the Corporation's 1995 Incentive Plan and the Corporation's Employee Incentive Plan. During the year ended December 31, 1997, the stock option committee conducted three meetings. The current members of the stock option committee are Dr. Fredian, Mr. Viera and Mr. Croghan. See "Executive Compensation--Report of the Organizational Planning and Stock Option Committees on Executive Compensation."

                                                                Preliminary Copy

         During 1997, the Corporation's Board of Directors held twelve meetings. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Corporation's Board of Directors and the total number of meetings held by all committees of such board on which the director served.

                                                                Preliminary Copy


                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain summary information concerning the compensation paid by the Corporation and its subsidiaries for services rendered during each of the fiscal years ended December 31, 1995, 1996 and 1997 to the Corporation's chief executive officer and to each of the four other most highly compensated executive officers of the Corporation determined as of December 31, 1997 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                          ------------
                                                                                             AWARDS
                                                                                             ------
                                                                                           SECURITIES
                                                               ANNUAL COMPENSATION(b)      UNDERLYING      ALL OTHER
                                                              ------------------------    OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR      SALARY($)     BONUS($)(a)       #(c)          ($)(d)
---------------------------                         ----      ---------     -----------       ----          ------
Joseph C. Scully                                     1997     $________      $________           1,500      $________
  Chairman of the Board,                             1996       394,644       ________          56,250        149,660
  Chief Executive Officer and Director               1995       372,036        298,758          75,000        144,019

Patrick J. Agnew                                     1997      ________       ________           1,500       ________
  President, Chief                                   1996       280,008       ________          56,250         94,055
  Operating Officer and Director                     1995       263,713        295,516          75,000         90,680

Robert N. Parke                                      1997      ________       ________           1,500       ________
  Senior Vice President, Finance                     1996       152,580       ________          18,750          2,897
  and Chief Financial Officer                        1995       146,700        123,865          37,500          2,765

Thomas J. Rinella                                    1997      ________       ________           1,500       ________
  Senior Vice President,                             1996       160,788       ________          18,750          2,897
  Community Lending                                  1995       154,595        119,677          37,500          2,765

Donald G. Ross                                       1997      ________       ________           1,500       ________
  Senior Vice President,                             1996       150,456       ________          18,750          2,897
  Retail Banking                                     1995       144,661        115,557          37,500          2,765

---------

(a) Includes incentive compensation paid in July of 1995, 1996 and 1997 to the Bank's officers based on a percentage of earnings, as well as annual holiday bonuses (3% of base compensation) paid in December of each year. Incentive compensation, if any, is paid in July of each year based upon the Corporation's earnings during the preceding twelve month period, and is included in the table based on the amount earned with respect to each year presented. The amount of incentive compensation earned by the named executive officers for the last six months of 1997 is not yet calculable.

(b) Certain executive officers of St. Paul Federal receive indirect compensation in the form of personal benefits; including insurance premiums, death benefits, personal tax, financial and estate planning services, club memberships, the use of automobiles and various benefits (including medical and retirement plans)

                                                                Preliminary Copy

         generally available to employees of the Corporation. The amount of such indirect compensation in 1997 did not exceed, with respect to any named executive officer, the lesser of $50,000 or 10% of the total amount of annual salary and bonus paid to such officer.

(c) Represents stock options granted on June 26, 1995, June 20, 1996 and June 19, 1997, under the Corporation's Stock Option Plan and 1995 Incentive Plan to purchase the stated number of shares of the Corporation's Common Stock at exercise prices of $12.00, $12.27 and $21.83 per share, respectively. The number of shares subject to stock options and the per share exercise prices have been adjusted to reflect the Corporation's five-for-four stock split on January 14, 1997 and three-for-two stock split on July 14, 1997. Although the Corporation's Stock Option Plan and 1995 Incentive Plan permit the grant of stock appreciation rights ("SARs"), no grants of SARs have been made.

(d) Consists of contributions to the Corporation's Employee Stock Ownership Plan (the "ESOP") with respect to Mr. Parke, Mr. Rinella and Mr. Ross. With respect to Messrs. Scully and Agnew, data consists of ESOP contributions and deferred compensation. For 1997, ESOP contributions for Messrs. Scully and Agnew were $__________ each, and deferred compensation was $_______________ and $_______________, respectively, earned under their respective employment agreements.

STOCK OPTION GRANTS

         The following table sets forth certain information concerning the grant of stock options under the Corporation's 1995 Incentive Plan during the fiscal year ended December 31, 1997 to each of the named executive officers.



                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                       INDIVIDUAL GRANTS
                                         NUMBER OF                     -----------------
                                        SECURITIES       % OF TOTAL
                                        UNDERLYING      OPTIONS/SARS                                      GRANT DATE
                                       OPTIONS/SARS      GRANTED TO       EXERCISE OR                       PRESENT
                                          GRANTED         EMPLOYEES       BASE PRICE     EXPIRATION          VALUE
NAME                                     (#)(a)(b)     IN FISCAL YEAR    ($/SHARE)(b)       DATE            ($)(c)
----                                     ---------     --------------    ------------       ----            ------

Joseph C. Scully                             1,500             ____%          $21.83         7/19/07         $_______
Patrick J. Agnew                             1,500             ____%           21.83         7/19/07          _______
Robert N. Parke                              1,500             ____%           21.83         7/19/07          _______
Thomas J. Rinella                            1,500             ____%           21.83         7/19/07          _______
Donald G. Ross                               1,500             ____%           21.83         7/19/07          _______

__________

(a) All options were granted with an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. Options granted under the 1995 Incentive Plan are exercisable in respect of 50% of the number of shares on the first anniversary of the date of grant and are exercisable in respect of an additional 25% on each of the second and third anniversaries of the grant, provided that options are 100% exercisable for any employee who has completed

                                                                Preliminary Copy

         five years of employment with the Corporation. The options also become exercisable upon any merger or consolidation in which the Corporation is not the surviving entity.

(b) Number of options granted and exercise price per share have been adjusted to reflect the Corporation's three- for-two stock split on July 14, 1997.

(c) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option (seven years), the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a [seven-year] zero-coupon U.S. Treasury Note of [6.91%]), stock price volatility (based on the Corporation's month-end stock price history over the [seven-year] period prior to the date of grant), and expected future dividend yield (based upon the dividend yield at date of grant). No adjustments were made for non-transferability and risk of forfeiture.

STOCK OPTION EXERCISES AND FISCAL YEAR-END VALUES

         The following table sets forth certain information, with respect to the named executive officers, concerning the exercise of options during the fiscal year ended December 31, 1997 and the value of unexercised options held as of December 31, 1997.



              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED              IN-THE-MONEY
                             SHARES                            OPTIONS/SARS AT            OPTIONS/SARS AT FISCAL
                          ACQUIRED ON     VALUE              FISCAL YEAR-END(#)(a)             YEAR-END ($)(b)
                            EXERCISE     REALIZED            ---------------------             ---------------
NAME                         (#)(a)        ($)          EXERCISABLE    UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----                         ------        ---          -----------    -------------     -----------  -------------

Joseph C. Scully             295,313    $_________         285,939            1,500      $_________      _________
Patrick J. Agnew              37,500     _________         398,439            1,500       _________      _________
Robert N. Parke                - 0 -     _________         104,063            1,500       _________      _________
Thomas J. Rinella             37,500     _________         104,063            1,500       _________      _________
Donald G. Ross                14,063     _________         104,063            1,500       _________      _________

----------

(a) Adjusted for the Corporation's five-for-four stock split on January 14, 1997 and three-for-two stock split on July 14, 1997.
(b) Market value of underlying securities at year-end, minus the exercise price.

                                                                Preliminary Copy

REPORT OF THE ORGANIZATIONAL PLANNING AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

  Overview and Philosophy

         The Organizational Planning Committee (the "Planning Committee") of the Corporation's Board of Directors is composed of two outside directors, Dr. Fredian and Mr. Viera. The Stock Option Committee (together with the Planning Committee herein referred to as the "Committee") of the Corporation's Board of Directors is composed of three outside directors, Dr. Fredian, Mr. Croghan and Mr. Viera.

         The Planning Committee is responsible for developing and making recommendations to the Board with respect to the Corporation's executive compensation policies. In addition, the Planning Committee determines annually the compensation that is paid to the Chief Executive Officer and the other executive officers of the Corporation, subject to Board approval. The Stock Option Committee selects, subject to Board approval, the eligible persons to whom options will be granted based on each individual's performance and responsibilities. The Stock Option Committee prescribes the terms and provisions (which need not be identical) of each option granted under the Corporation's 1995 Incentive Plan and the Employee Incentive Plan.

         The Committee has access to outside compensation consultants and independent national, regional and industry compensation survey information.

         The objectives of the Corporation's executive compensation program are to:

         o Directly tie individual executive pay to corporate performance;

         o Support the achievements of the long- and short-term strategic goals and performance objectives of the Corporation;

         o Provide a competitive compensation program that will attract and retain talented and qualified executives while rewarding individual achievement and contribution; and

         o Align the executives' interests with corporate success by making a substantial portion of compensation subject to profitability.

         The Corporation's executive compensation program provides an overall level of compensation opportunity that is competitive within the thrift and banking industry. The Committee will use its discretion to set executive compensation where, in its judgment, external, internal or individual circumstances warrant it.

  The 1993 Tax Act

         The Omnibus Budget Reconciliation Act of 1993 added a provision to the Internal Revenue Code of 1986, as amended (the "Code"), which generally limits to $1.0 million the Corporation's allowable deduction for federal income tax purposes of certain compensation paid to executive officers, except for certain "performance-based" compensation and certain compensation related to employee benefit plans.

                                                                Preliminary Copy

         The Committee has considered the implications of this law and has concluded that, since the cash compensation paid to the Corporation's executive officers is significantly below the $1.0 million limitation, no general policy with respect to this matter is necessary at this time. The Corporation, however, could be impacted by this law to the extent that option exercises by executive officers cause an individual's compensation in a particular year to exceed $1.0 million. Accordingly, the Committee has attempted to conform the terms of the 1995 Incentive Plan in order that compensation attributable to awards thereunder will not be subject to the deduction limitation.

  Executive Officer Compensation Program

         The Corporation's executive officer compensation program consists of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, deferred compensation, personal benefits such as insurance premiums, tax services, club memberships, financial and estate planning and the use of automobiles, and various benefits including medical and retirement plans generally available to employees of the Corporation. The executive officer compensation program is reviewed, with the assistance of an independent compensation consultant, relative to other well-managed large thrift institutions, regional thrifts and local bank competitors (the "Compensation Peer Group"). The Compensation Peer Group (which consists of [30] large national thrifts, [13] regional and local thrifts and [six] local banks) is used to compare the Corporation's compensation packages to that of other companies that compete with the Bank for executives. The Committee believes that this peer group, which differs from the published NASDAQ indices utilized in the Comparative Performance Graph set forth below, is appropriate for executive compensation purposes.

         Base Salary. Executive officer base salaries are set relative to market data and surveys of the Compensation Peer Group. Base salaries are reviewed position by position and are generally set at levels lower than the market due to the large emphasis on incentive compensation determined by annual corporate and individual performance. Overall base salaries for the named executive officers average [20%] below the combined base salaries of the Compensation Peer Group. In determining base salaries, the Committee also takes into consideration individual experience and contributions, as well as level of responsibility.

         Annual Incentive Compensation. The officer incentive compensation program is the Corporation's annual incentive program for corporate officers. The purpose of the incentive compensation program is to provide a direct link between executive officer compensation and corporate earnings. The Planning Committee believes that compensation tied to corporate performance strengthens management's incentive to increase the Corporation's profitability. Accordingly, annual incentive compensation is a significant component of the executive officers' total cash compensation. For the named executive officers, the portion of compensation attributable to the incentive program in 1997 ranged from __________% to __________% of total compensation.

         Incentive compensation for all corporate officers has generally averaged 5% of the Corporation's pre-tax earnings for the preceding twelve-month period, with adjustments made for certain non-recurring items. Aggregate incentive compensation of $__________ million was paid on July _____, 1997, and was distributed to officers based on individual performance and position within the Corporation.

                                                                Preliminary Copy

         For the period from July 1, 1996 to June 30, 1997, the Corporation's pre-tax earnings increased by __________%, or $____________ million, over the same period in 1996. Bonus payments made in July 1997 to all officers of the Corporation were approximately __________% higher than the prior year. The Planning Committee believes that the annual incentive program provides an excellent link between the level of the Corporation's earnings and the incentives paid to executive officers.

         Individual incentive bonus awards to the executive officers are determined, at the discretion of the Planning Committee, based on individual performance and achievement. The annual incentive bonus, when combined with base salary, resulted in average compensation payments during 1997 to the named executive officers at __________% below the average of the Compensation Peer Group. The Planning Committee believes that the level of compensation paid to the named executive officers during 1997 was appropriate based upon the Corporation's financial performance and the significant portion of compensation tied to corporate performance.

         Stock Options. The Board of Directors of the Corporation believes that stock options are important to increase the incentive and to attract and encourage the continued employment and service of executive officers and other key officers and employees by facilitating their purchase of a stock interest in the Corporation. The Stock Option Committee believes that the grant of stock options aligns management with the interests of the Corporation's shareholders, while creating another form of performance-based compensation.

         The Corporation's 1995 Incentive Plan authorizes the Stock Option Committee to administer the plan and make recommendations to award stock options to key officers, directors and employees. Stock options are granted at the discretion of the Stock Option Committee, with grants generally made based on individual contributions and upon promotion. Stock options are granted at an option price equal to the fair market value of the Corporation's Common Stock on the date of grant, have ten year terms and have exercise restrictions based on length of service. The amount of stock option grants increases according to salary and position within the Corporation. See "Proposed Amendment to 1995 Incentive Plan".

         In fiscal 1997, the named executive officers received stock option grants for an aggregate of 7,500 shares of Common Stock, at an exercise price of $21.83 per share. These grants represent __________% of all stock options granted in fiscal 1997 and, based on option prices, result in an average multiple of __________ times 1997 total annual cash compensation for this group. These grants were made by the Committee to reward corporate and individual performance.

         Deferred Compensation Plan. A deferred compensation plan is provided to Messrs. Scully and Agnew as part of their long-term incentive compensation program. This plan, as specified in their employment agreements, requires that a specified sum be credited annually to their account. In fiscal 1997, the amounts credited (without earnings) for Messrs. Scully and Agnew were $_______________ and $_______________, respectively, representing 20% of Mr.
Scully's and 15% of Mr. Agnew's annual compensation.

         Benefits. The Corporation provides medical, life insurance and retirement benefits to the executive officers that are generally available on the same terms to other employees of the Corporation. Certain executive officers receive indirect

                                                                Preliminary Copy

compensation in the form of personal benefits; including insurance premiums, death benefits, personal tax services, financial planning, club memberships and the use of automobiles. As to each executive officer, the amount of these perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed the lesser of either $50,000 or 10% of the total amount of salary and bonus for fiscal 1997.

  Chief Executive Officer Compensation

         At the beginning of fiscal 1997, Mr. Scully's base salary was $_______________. During the year, Mr. Scully received a base salary increase of $_______________, representing an increase of 4% effective July 1, 1997.
His base salary at the end of the fiscal year was $_______________. Mr. Scully's base salary is reviewed annually by the Committee. The Committee consults with an independent compensation consultant who conducts a customized survey of the Compensation Peer Group. The survey data is used to develop trend line analysis which shows the relationship between CEO total compensation and return on assets, as well as CEO total compensation and institution asset size. As discussed above, the Corporation's base salaries are set at the low end of the market data range, allowing for an effective incentive compensation program. For 1997, Mr. Scully's base salary was __________% below the peer group.

         Mr. Scully received a bonus in fiscal 1997 of $_______________ for the period from July 1, 1996 through June 30, 1997. The bonus was the result of corporate performance for the above period and was paid from a pool which averaged __________% of the Corporation's earnings for such period, without deducting for net additions to general loss reserves and taxes (but reduced by specific loan loss reserves and loan charge-offs).

         The Corporation's incentive program is designed to reward officers according to annual earnings. Mr. Scully's 1997 incentive bonus payment was __________% higher than the 1996 incentive bonus payment. The Committee believes that Mr. Scully's leadership and management abilities have allowed the Corporation to successfully compete within a challenging business environment, while achieving financial results generally equivalent to the Compensation Peer Group. Mr. Scully's total cash compensation paid in 1997 was __________% below the average of the Compensation Peer Group.

         The stock options for 1,500 shares granted to Mr. Scully in fiscal 1997 brought his cumulative option grants to 779,627 since the Corporation's formation in 1987.

                        Submitted by the Members of the
                       Organizational Planning Committee
                         and the Stock Option Committee
                           Alan J. Fredian, Chairman
                                John C. Croghan
                                 John J. Viera

                                                                Preliminary Copy

COMPARATIVE PERFORMANCE GRAPH

         The following graph sets forth comparative information regarding the Corporation's cumulative shareholder return on its Common Stock over the last five fiscal years. The shareholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Corporation's cumulative shareholder return, based on an investment of $100 at the beginning of the five-year period beginning January 1, 1993, is compared to the cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Bank Stock Index.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                           12/31/92      12/31/93      12/31/94       12/31/95       12/31/96       12/31/97
                           --------      --------      --------       --------       --------       --------
ST. PAUL BANCORP              100         124.17         117.62        173.64         203.60         347.26
NASDAQ BANK                   100         114.04         113.63        169.22         223.41         377.44
NASDAQ                        100         114.79         112.21        158.68         195.19         239.63


                                   [GRAPH]


         Employment Agreements. The Corporation and the Bank have entered into employment agreements with Joseph C. Scully, Chairman of the Board and Chief Executive Officer, and Patrick J. Agnew, President and Chief Operating Officer.

         The salaries for Messrs. Scully and Agnew for the twelve-month period ending June 30, 1998 are $_______________ and $_______________, respectively.
Each officer receives annual salary increases as determined by the Bank's Board of Directors. Both Mr. Scully and Mr. Agnew are entitled to participate in any discretionary bonuses and retirement or other benefit plans applicable to the Corporation's or the Bank's executive officers. The employment agreements for Messrs. Scully and Agnew, as amended, are each for terms of three years, with each expiring on December 19, 2000. The Corporation and the Bank may, upon the majority affirmative vote of each of their respective Boards, by written notice to the officer, renew the employment agreements for one additional year on each anniversary date, commencing with the December 19, 1998 anniversary date, unless the officer gives contrary written notice to the other parties prior to such anniversary date. The employment agreements provide that the terms thereof are automatically terminated upon the officer attaining the age of 65.

         The employment of Messrs. Scully and Agnew may be terminated by the Boards of Directors of the Corporation and the Bank at any time; provided, however, that if the termination is not for cause, as defined in the agreements, each is entitled: (a) to receive a lump sum payment in an amount equal to his then-current compensation (including any bonuses paid during the then-current fiscal year and deferred compensation credited for the preceding year) calculated for a period equal to the

                                                                Preliminary Copy

remaining term of the agreement (provided that the aggregate amount of such payment shall not exceed three times the officer's then-current compensation) and (b) subject to certain limitations, to continue to participate in retirement and other benefit plans for the remaining term of the agreement, to be funded by an irrevocable trust established by the Corporation and the Bank. Such lump sum payments for termination without cause would be $_______________ and $_______________ for Messrs. Scully and Agnew, respectively, based upon current salary and deferred compensation plus the most recent incentive compensation paid to such officers, assuming a remaining term of three years. However, if the termination of employment is in connection with a "change in control," the lump sum severance payment would instead be calculated in accordance with the provisions described below.

         If any such officer terminates his employment without the consent of both Boards, then the agreements restrict the terminating officer for one year or the remaining term of the agreement plus six months, whichever is less, from being employed by a competing bank, savings bank, savings and loan association or mortgage banking company, or a holding company affiliate of any of the foregoing, having an office in Illinois within 50 miles of the Bank's home office, out of which the terminating officer would be primarily based.

         If, during the term of the employment agreements, there is a "change in control" of the Corporation or of the Bank, and the employment of Messrs. Scully or Agnew is terminated, voluntarily or involuntarily, within two years thereafter (except by reason of normal retirement, disability, death or for cause), each will be entitled to receive, as liquidated damages for services previously rendered, a lump sum cash payment. Such payment will be in the amount of one year's then-current compensation, including deferred compensation and any bonuses paid during the past twelve months, if employment is voluntarily terminated without "good reason," defined in the agreements as, among other things, a material reduction in the officer's salary or deferred compensation, a material reduction in the officer's bonus below a certain amount, the officer's relocation of more than 50 miles or a material reduction in his position, authority, duties or responsibilities. If the officer's employment is terminated by him voluntarily with good reason or involuntarily by the Corporation or the Bank, such payment will be equal to the sum of (X) the amount of the officer's then-current compensation which, but for such termination, would be payable for the remaining term of the agreement, plus (Y) one year's then-current compensation; provided that the aggregate amount of such payment shall not exceed three times the officer's then-current compensation. Based upon current salary and deferred compensation plus the most recent incentive compensation paid to such officers, such payments would be $_______________ and $_______________ for Messrs. Scully and Agnew,
respectively, if employment were terminated as described in the second sentence of this paragraph, and, $_______________ and $_______________, respectively, if employment were terminated as described in the third sentence of this paragraph. This payment will be in lieu of the lump sum amount payable for termination without cause. The agreements also permit Messrs. Scully and Agnew to receive a lump sum amount equal to, but in lieu of, the above payment if they elect to terminate their employment agreements while continuing to work for the Corporation and the Bank following a change in control. In addition, such officers would be entitled, subject to certain limitations, to continue to participate in retirement and other benefit plans to be funded by an irrevocable trust created by the Corporation and the Bank. The employment agreements provide that the officers shall not have the right to receive any payment or benefits under the

                                                                Preliminary Copy

agreement to the extent that such payment or benefit would cause any payment to be considered a "parachute payment" under Section 280G of the Code.

         A "change in control" of the Corporation will be deemed to have occurred if (i) any person becomes the beneficial owner of 25% or more of the Corporation's voting shares; (ii) any person receives certain regulatory approvals to acquire control of the Corporation; (iii) any person enters into a binding agreement to acquire (by means of stock purchase, tender offer or merger) beneficial ownership of 25% or more of the Corporation's voting shares, provided that a change in control would not be deemed to occur unless the Board of Directors makes a determination that such action constitutes a change in control, and further provided that a change in control shall no longer be deemed to have occurred upon any termination of such an agreement; (iv) any person becomes the beneficial owner of 10% to 25% of the Corporation's voting shares, provided that the Office of Thrift Supervision (the "OTS") has made a determination that such ownership constitutes a change in control of the Corporation; (v) any person (other than persons named as proxies solicited on behalf of the Corporation) holds irrevocable proxies for 25% or more of the Corporation's voting shares, provided that the Board of Directors has made a determination that such action constitutes a change in control; (vi) as the result of any tender offer, business combination or contested proxy solicitation, the persons who were directors prior to such transaction cease to constitute at least two-thirds of the Board of Directors of the Corporation;
(vii) the Corporation enters into an agreement with respect to any merger other than (a) a merger which would result in the voting shares of the Corporation outstanding immediately prior thereto continuing to represent more than 80% of the combined voting power of the voting shares outstanding immediately after such merger or (b) a merger effected to implement a recapitalization of the Corporation; or (viii) the Corporation enters into an agreement with respect to any merger with any other person having total consolidated assets in an amount that is at least 60% of the Corporation's total consolidated assets; provided that a change in control will not be deemed to have occurred under clauses
(vii) or (viii) if the Board of Directors of the Corporation has made a determination that such action will not constitute a change in control. The Board of Directors may de-trigger any transaction or event (pursuant to which any person became the beneficial owner of up to 50% of the Corporation's voting shares) which terminates or ceases to exist. A "change in control" of the Bank will be deemed to have taken place if the Corporation's beneficial ownership of the total number of outstanding voting shares of the Bank is reduced to less than 50%.

         The employment agreements with Messrs. Scully and Agnew each provide for deferred compensation. In general, the employment agreements require St. Paul Federal to credit a specified sum annually as deferred compensation for each of these officers. The accrued payments will be paid to a named beneficiary if the officer dies prior to retirement. In case of involuntary termination before the end of the term of the agreement, the officer will receive the entire accrued amount in annual payments over a period of ten years or a lesser period at the option of the Bank. If the officer voluntarily terminates his employment, 75% of the accrued amount will be payable to the officer in five annual payments. If the officer remains in the employment of St. Paul Federal until he retires due to age, early retirement or disability and refrains from engaging in any competitive business, as described above, the accrued payments will be paid to the officer in ten annual installments or a lesser period at the option of the Bank. Each officer may elect, one year prior to the officer's retirement, to extend the period within which he or his beneficiaries will receive distribution of the accrued payments to a period not in excess of 15 years, except that at the option of

                                                                Preliminary Copy

the Bank it may be paid over a lesser period. Also, at the option of the Bank distribution of the accrued payments may begin at age 70 and such payments may be made over a 15-year period. The employment agreements permit Messrs. Scully and Agnew to direct that deferred compensation contributions be invested in government securities, the Common Stock of the Corporation or such other types of investments as directed by the officer.

         Severance Agreements. The Corporation and the Bank have entered into severance agreements with the Senior Vice Presidents and First Vice Presidents of the Corporation and the Bank, including Robert N. Parke, Thomas J. Rinella and Donald G. Ross, Senior Vice Presidents of the Corporation and the Bank. Under these agreements, each officer is entitled to receive a severance payment in the event his employment with the Corporation and the Bank is terminated, voluntarily or involuntarily (except by reason of normal retirement, disability, death or for cause), within two years of a change in control of the Corporation or of the Bank.

         The severance agreements provide that each officer will receive one year's then-current compensation, including any bonuses paid and any deferred compensation credited to his account during the past twelve months, if he voluntarily terminates his employment without "good reason" (defined in the agreements to include, among other things, a reduction in the officer's salary, a reduction in the officer's bonus below a certain amount, the officer's relocation of more than 50 miles, or a material reduction in the position, authority, duties or responsibilities which existed prior to the change in control). In the event the employment of any such officer is terminated by him voluntarily with good reason or involuntarily by the Corporation or the Bank, he will receive three times his average annual compensation for the five-year period before termination. Based upon current salaries and the most recent incentive compensation payments received, the aggregate amount of such payments under the severance agreements would be $_______________, $_______________ and $_______________ for Messrs. Parke, Rinella and Ross, respectively, if employment were terminated as described in the first sentence of this paragraph, and would be $_______________, $_______________ and $_______________
for Messrs. Parke, Rinella and Ross, respectively, if employment were terminated as described in the second sentence hereof. In addition, such employees will be entitled, subject to certain limitations, to continue to participate in retirement and other benefit plans to be funded by an irrevocable trust created by the Corporation and the Bank. The severance agreements provide that the officers shall not have the right to receive any payment or benefits under the agreement to the extent that such payment or benefit would cause any payment to be considered a "parachute payment" under
Section 280G of the Code.

         The severance agreements are each for terms of three years, with each expiring on December 20, 2000. The Corporation and the Bank may, upon the majority affirmative vote of each of their respective Boards, by written notice to the officer, renew the severance agreements for one additional year on each anniversary date, commencing with the December 20, 1998 anniversary date, unless the officer gives contrary written notice to the other parties prior to such anniversary date.

         Pension Plans. The Bank maintains a qualified noncontributory pension plan administered by trustees appointed by the Board of Directors of the Bank for its employees and the employees of its subsidiaries. All of the current trustees are members of the Bank's Board of Directors. The plan covers those employees who have reached the age of 21 and who have completed at least 1,000 hours of employment in a

                                                                Preliminary Copy

12-month period. Contributions are determined in accordance with actuarial principles, subject to the approval of the Board of Directors. Accrued benefits of eligible employees become vested after five years of service.

         The Bank has established an excess benefit plan entitled the "St. Paul Federal Supplemental Retirement Plan and Excess Benefit Plan" (the "Plan"). The purpose of the Plan is to provide employees who are participants in the pension plan with benefits which are not currently available because such benefits would be in excess of the limitations on contributions and benefits imposed by the Code. The Plan is also intended to provide a targeted level of retirement income to eligible participants.

         The Bank has established and maintains a grantor "rabbi" trust for the purpose of accumulating funds with which to meet the Bank's future obligations under the Plan. Although the trust is irrevocable and contributed assets can only be used to pay benefits (with certain exceptions), the benefits under the Plan remain obligations of the Bank. The Bank has purchased company-owned life insurance policies for its benefit on the lives of certain participants in the Plan, estimated to be sufficient to recover, over time, the cost of benefits provided under the Plan, plus the cost of insurance. The program results in little or no cost to the Bank over time.

                                                                Preliminary Copy

         The following table shows estimated aggregate annual pension benefits at age 65 payable to employees under the pension plan and the supplemental benefit plan in the form of a single life annuity for various levels of compensation and years of credited service, without any limitations on benefits imposed by the Code:


                               PENSION PLAN TABLE

                                                                      YEARS OF SERVICE
                                                                      ----------------
COMPENSATION(A)                           15                20               25               30              35
---------------                           --                --               --               --              --

$ 150,000                               $ 47,280           $ 64,155         $ 81,029         $ 97,903       $112,903
  200,000                                 63,930             86,805          109,679          132,553        152,853
  250,000                                 80,580            109,455          138,329          167,203        192,803
  300,000                                 97,230            132,105          166,979          201,853        232,753
  350,000                                113,880            154,755          195,629          236,503        272,703
  400,000                                130,530            177,405          224,279          271,153        312,653
  450,000                                147,180            200,055          252,929          305,803        352,603
  500,000                                163,830            222,705          281,579          340,453        392,553
  550,000                                180,480            245,355          310,229          375,103        432,503
  600,000                                197,130            268,005          338,879          409,753        472,453
  650,000                                213,780            290,655          367,529          444,403        512,403
  700,000                                230,430            313,305          396,179          479,053        552,353
  750,000                                247,080            335,955          424,829          513,703        592,303

----------

(a) Compensation is assumed to be the average of the final 60 months of compensation, which includes base salary plus incentive compensation (as set forth under "Annual Compensation" in the Summary Compensation Table with respect to the named executive officers), multiplied by 12. Benefits shown reflect the Social Security offset allowance as defined in the pension plan.

         The amount of any lump sum payment under the plans is calculated based upon an actuarial determination of the present value, as of the date of retirement, of the annual pension benefits.

         Messrs. Scully, Agnew, Parke, Rinella and Ross had 34, 18, 20, 29 and 25 years of credited service, respectively, under the plans as of December 31, 1997.

         Death Benefit Plan. The Board of Directors has adopted a death benefit plan which will provide benefits to the beneficiaries of eligible executives, including the named executive officers, who die prior to termination of employment and before retirement. Generally, the plan provides for five years of payments to the beneficiary in an amount equal to 100% of the executive's annual base salary for the first year and 50% of executive's annual base salary in each of the following four years.

         Certain Transactions. Certain directors and executive officers of the Corporation and the Bank, as well as certain members of their families and certain business entities with which they or their families are affiliated, are borrowers from the Bank. All such loans, including bridge loans, were made in the ordinary course of business, did not involve more than the normal risk of collection or present other

                                                                Preliminary Copy

unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons. All loans to directors and executive officers must be approved by the Board of Directors.

         The Bank leases a warehouse facility from a limited partnership in which Mr. Paul C. Gearen, a director of the Corporation, owns a general partner interest. The lease, which commenced in April 1983, expires on August 31, 1998 and provides for a monthly rental payment of $7,166.67.

                   PROPOSED AMENDMENT TO 1995 INCENTIVE PLAN
                                  (PROPOSAL 2)

INTRODUCTION

         The St. Paul Bancorp, Inc. 1995 Incentive Plan (the "1995 Plan") was established by the Board of Directors of the Corporation in 1995, and was approved by the shareholders of the Corporation at the Corporation's annual meeting on May 3, 1995. The purposes of the 1995 Plan are (i) to align the interests of the Corporation's shareholders with those of the Corporation's directors, officers and key employees by providing such recipients with a proprietary interest in the Corporation's growth and success and (ii) to advance the interests of the Corporation by attracting and retaining well-qualified officers, other key employees and directors who are not officers or other salaried employees of the Corporation ("Non-Employee Directors").

         Under the 1995 Plan, 1,687,500 shares of Common Stock are currently reserved for issuance.

         Under the 1995 Plan, the Corporation may grant non-qualified stock options, "incentive stock options" within the meaning of Section 422 of the Code, stock appreciation rights ("SARs"), limited stock appreciation rights ("LSARs"), restricted stock, performance shares and performance units (collectively, "shares and rights"). To date, the Corporation has granted non-qualified options with respect to [1,391,863] shares of Common Stock under the 1995 Plan.

         In May 1997, the Board of Directors of the Corporation adopted the St. Paul Bancorp, Inc. Employee Incentive Plan (the "Employee Plan"), which provides for the award of shares and rights to all full-time and part-time employees of the Corporation. Under the Employee Plan, 412,500 shares of Common Stock are reserved for the award of the same types of shares and rights as may be granted under the 1995 Plan (except incentive stock options). To date, the Corporation has granted non-qualified options under the Employee Plan relating to 372,600 shares of Common Stock to all employees with at least two years of service (approximately 1,400 people). The Employee Plan is not intended for the awarding of Benefits to the senior officers of the Corporation.

         The Board of Directors of the Corporation has now adopted, subject to shareholder approval, an amendment to the 1995 Plan to increase by [1,500,000], from [1,687,500] to [3,187,500] the number of shares of Common Stock reserved for issuance thereunder. Except as amended, the provisions of the 1995 Plan will remain unchanged. The principal provisions of the 1995 Plan are summarized below.

                                                                Preliminary Copy

         Assuming the presence of a quorum, the affirmative vote of holders of a majority of the shares present and eligible vote, in person or by proxy, at the Annual Meeting is required to approve the amendment to the 1995 Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to amend the Corporation's 1995 Plan. The Board of Directors recommends a vote FOR approval of the amendment to the 1995 Plan.


REASONS FOR AMENDMENT

         The Board of Directors of the Corporation believes that stock options and the other benefits available under the 1995 Plan are important to increase the incentive and to attract and encourage the continued employment and service of directors, officers and other key employees by facilitating their purchase of an equity interest in the Corporation. As of March 17, 1998, only [295,637] shares of Common Stock remain available for future grants under the 1995 Plan. Approval of the proposed amendment will increase by [1,500,000], to [3,187,500], the number of shares of Common Stock reserved under the 1995 Plan, including [1,795,637] shares reserved for future awards. Upon approval of the amendment, the number of shares reserved under the 1995 Plan and the Employee Plan for future grants plus shares subject to options granted and outstanding will represent approximately [13.08%] of the sum of the number of outstanding shares of Corporation Common Stock, plus such optioned and reserved shares.

         The Board of Directors has concluded that it is advisable that the Corporation and its shareholders continue to have the incentive of stock options and other benefits available as a means of attracting and retaining directors, officers and key employees. As the Corporation progresses, officers and key employees are continually being retained or moving into positions where, in the judgment of the Board, an initial or increased option will be a valuable incentive and will serve to the ultimate benefit of the shareholders.

DESCRIPTION OF THE 1995 PLAN

         Administration. The 1995 Plan is administered by the Board of Directors, which may appoint a Stock Option Committee of the Board of Directors (the "Committee") to administer the 1995 Plan. The Board has appointed the Board's existing Stock Option Committee as the Committee with authority to act on behalf of the Board of Directors with respect to the granting of awards and the administration of the 1995 Plan.

         Subject to the express provisions of the 1995 Plan, and except for options granted to Non-Employee Directors, the Committee has the authority to select eligible officers and other key employees who will receive awards and to determine the terms and conditions of each award.

         Available Shares. Under the 1995 Plan, 1,687,500 shares of Common Stock are reserved for awards to officers, other key employees and Non-Employee Directors, with [295,637] shares available for future issuance. The limitations are subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger or other similar event or change in capitalization. In general, shares covered by an option, SAR, restricted stock award, performance share or performance unit that expires or terminates unexercised or is canceled or forfeited would again be available for awards under the 1995 Plan. The maximum number of shares of Common Stock with respect to which awards may be granted during any calendar year to any individual is 168,750.

                                                                Preliminary Copy

         Change in Control. In the event of a "change in control" of the Corporation or the Bank, all outstanding options, SARs, and LSARs will become exercisable in full, and all other awards will vest. See "Executive Compensation--Employment Agreements" for the definition of a "change in control".

         Non-Qualified Stock Options, Stock Appreciation Rights and Limited Stock Appreciation Rights. The period for the exercise of a non-qualified stock option or SAR and the option exercise price and base price of an SAR are determined at the time of grant. The option exercise price of a non-qualified stock option cannot be less than the fair market value of the Common Stock on the date of grant of such option. The 1995 Plan contemplates that options and SARs granted to employees will become exercisable in installments of 50% after one year and 12.5% in each of the next four years, except as provided in the related option agreement. The 1995 Plan also contemplates that, except as otherwise provided, options and SARs will become fully exercisable upon the date on which the optionee completes five years of employment with the Corporation or the Bank.

         LSARs become exercisable only upon the occurrence of a change in control of the Corporation or the Bank. LSARs may be granted under the 1995 Plan with respect to options or SARs granted or previously granted under the 1995 Plan. Each LSAR will be identified with a share of Common Stock subject to an option or a SAR and the number of LSARs granted to a grantee shall equal the sum of the number of shares of Common Stock subject to the option or the number of SARs with which such LSARs are identified.

         In the event of termination of employment by reason of normal retirement (or prior thereto with the consent of the Committee), each non-qualified stock option will not terminate until the expiration of such award in accordance with the terms of the 1995 Plan, and each SAR and LSAR may be exercised for a period of three months (or such longer period as may be determined by the Committee) after the date of such termination of service or employment, unless earlier terminated. In the event of termination of employment by reason of death or permanent and total disability (which, for purposes of the 1995 Plan, is total disability within the meaning of Section 22(e)(3) of the Code), each non-qualified stock option may be exercised by the recipient or his or her executor or administrator at any time prior to the expiration of such award in accordance with the terms of the 1995 Plan, and each SAR and LSAR may be exercised within one year (or such longer period as may be determined by the Committee) after the date of the holder's death or termination of employment (and prior to the termination of the award), but only to the extent such award was exercisable immediately prior to the recipient's death or termination. In the event of termination of employment for any other reason, each non-qualified stock option will terminate three months after the date of such termination of employment, and each SAR and LSAR will terminate on the date of termination of employment (although the Committee may extend such period for up to three months), unless earlier terminated.

         Incentive Stock Options. No incentive stock option will be exercisable more than ten years after its date of grant. If the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Corporation (a "ten percent holder"), the option must be exercised within five years after its date of grant. The option exercise price of an incentive stock option will

                                                                Preliminary Copy

not be less than the fair market value of the Common Stock on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

         In the event of a termination of employment by reason of death, the executor or administrator of the recipient's estate may exercise any incentive stock option at any time within one year (or such longer period as may be determined by the Committee) of such recipient's death to the extent such option was exercisable immediately prior to the recipient's death. In the event of termination of employment by reason of permanent and total disability, the recipient may exercise an incentive stock option for a period of one year (or, although such option may no longer qualify as an incentive stock option, such longer period as may be determined by the Committee) after such termination to the extent such award was exercisable on the date of such termination. In the event of a termination of employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of three months (or, although such options may no longer qualify as incentive stock options, such longer period as may be determined by the Committee) after such termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the one-year period following termination of employment by reason of permanent and total disability, or during the three-month period following termination of employment for any other reason, each incentive stock option will be exercisable to the extent such option was exercisable on the date of the holder's death and may thereafter be exercised for a period of one year (or such longer period as may be determined by the Committee), but in no event after the expiration of such incentive stock option.

         Non-Employee Director Options. Under the 1995 Plan, each Non-Employee Director of the Corporation is automatically granted, on the date of each annual meeting of shareholders, a non-qualified option to purchase 2,250 shares of Common Stock at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant. In addition, an option to purchase 14,063 shares of Common Stock, at an option exercise price per share equal to the fair market value of a share of Common Stock on the date of grant, will be granted to each new Non- Employee Director upon his or her initial election to the Committee. Such options will be fully exercisable on the date one year after the date of grant and will expire ten years after the date of grant, provided that no Common Stock acquired upon the exercise of said options shall be sold or transferred by the person exercising such option during the six-month period following the date of grant of such option. The maximum number of options that may be granted to Non- Employee Directors as a group shall not exceed 30% of the shares covered by the 1995 Plan (as increased by the proposed amendment).

         Restricted Stock Awards. The 1995 Plan provides for the grant of stock awards which are subject to a restriction period ("restricted stock") and to the satisfaction of specified performance measures for the applicable restriction period. Prior to the grant, the Committee will determine the restrictions applicable to such shares. Shares of restricted stock are non-transferable until they have become nonforfeitable. An award of shares of restricted stock, or portion thereof, is subject to forfeiture if the holder does not remain continuously in the employment of the Corporation during the restriction period or to the extent the performance measures are not attained during the restriction period; provided, however, that termination of employment by reason of normal retirement (or prior thereto with the consent of the Committee), total

                                                                Preliminary Copy

disability or death, will result in the restricted stock becoming fully vested. In the event of termination of employment for any other reason, the portion of a restricted stock award which is then subject to a restriction period will be forfeited and canceled by the Corporation. Unless otherwise determined by the Committee, the holder of a restricted stock award will have rights as a stockholder of the Corporation, including the right to vote and to receive dividends with respect to the shares of restricted stock.

         Performance Share Awards. The 1995 Plan also provides for the grant of performance shares. Each performance share is a right, contingent upon the attainment of specified performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the Committee may determine to afford the holder of such award rights as a stockholder of the Corporation with respect to the shares of Common Stock subject to the award. Performance shares will be non-transferable. An award of performance shares, or portion thereof, is subject to forfeiture to the extent the specified performance measures are not attained during the applicable performance period; provided, however, that termination of employment by reason of normal retirement (or prior thereto with the consent of the Committee), total disability or death, will result in the performance share award becoming fully vested. In the event of termination of employment for any other reason, the portion of a performance share award which is then subject to a performance period will be forfeited and canceled by the Corporation.

         Performance Unit Awards. Performance units may be granted under the 1995 Plan to provide a benefit if specified performance measures determined by the Committee are achieved during a performance cycle. A performance cycle may consist of a period of not less than one year nor more than three years. As soon as practicable after each applicable performance cycle, the Committee shall determine the number of performance units which have been earned and shall pay each participant the value of such units in cash or, at the discretion of the Committee, wholly or partly in shares of Common Stock. The value of the amount payable to the participant equals a percentage (which may exceed 100%) of the value of one share of Common Stock multiplied by the number of performance units earned. The Committee may, in its discretion, permit deferment of the payment provided that the election to defer is made prior to the applicable performance cycle.

         Prior to the grant of a performance unit, the Committee will determine the performance measures, the length of the performance cycle and the value of a performance unit. Performance unit awards will be non-transferable. An award of performance units, or portion thereof, is subject to forfeiture to the extent that specified performance measures are not attained during the applicable performance cycle. In the event of a termination of employment by reason of normal retirement (or prior thereto with the consent of the Committee), total disability or death or under circumstances determined by the Committee to be for the Corporation's convenience, the holder will receive the same percentage of the performance unit award which is earned by other participants for such performance cycle. In the event of termination of employment for any other reason before the end of a performance cycle, the performance award will be forfeited and canceled by the Corporation.

                                                                Preliminary Copy

         Performance Measures. Under the 1995 Plan, the vesting or payment of restricted stock awards, performance share awards and performance unit awards will be subject to the satisfaction of certain performance measures. The performance measures applicable to a particular award will be determined by the Committee at the time of grant of such award. At present, no such awards are outstanding and, accordingly, no performance measures have been designated by the Committee. Such performance measures may be one or more of the following: a level specified by the Committee for (a) return on assets, (b) return on equity, (c) growth in net earnings, and (d) growth in earnings per share. Pursuant to the 1995 Plan, the maximum number of shares with respect to which awards may be granted during any calendar year to any individual is 168,750.

         Section 162(m) of the Code. In general, Code Section 162(m) limits to $1 million the amount that a publicly held corporation is allowed to deduct each year for compensation paid to each of its chief executive officer and four other most highly compensated executive officers. The deduction limitation does not apply to "qualified performance-based compensation" as defined in Code Section 162(m) and The Treasury Regulations under that section. Whether compensation under the 1995 Plan will be "qualified performance-based compensation" for such purposes depends upon a number of factors, including disclosure to and approval by shareholders of the Corporation of the material terms of the performance goals (and any material changes in such goals) under which the compensation is to be paid. The Code and Regulations also prescribe certain procedural requirements that must be met in order to satisfy the "qualified performance-based compensation" definition, including that such compensation be paid solely on account of the attainment of one or more preestablished, objective performance goals established by a committee comprised of two or more "outside" directors (as defined in Code Section 162(m) and the Regulations) and that such committee must certify the attainment of the relevant performance goals before any compensation will be paid. Special rules apply to compensation paid under stock options and stock appreciation rights having an exercise price not less than the fair market value of the stock covered by such options or rights at the date of grant, provided that the plan under which such options or rights are granted contains a limitation on the maximum number of options or rights that may be granted to any employee during a specified period of time. The Corporation expects that shareholder approval of the amendment of the 1995 Plan will permit compensation payable with respect to options, SARs and LSARs granted under the 1995 Plan to continue to constitute "qualified performance-based compensation" for purposes of the $1 million deduction limitation. Although the Corporation has also structured the 1995 Plan, as amended, such that compensation payable with respect to other awards under the 1995 Plan will satisfy the applicable requirements with respect to "qualified performance-based compensation," awards may be made that do not satisfy such requirements and there can be no assurance that awards under the 1995 Plan intended to satisfy such requirements will in fact be "qualified performance-based compensation" for purposes of Code Section 162(m). Accordingly, the Corporation may be limited in the deductions it may take with respect to certain awards under the 1995 Plan.

         Federal Income Tax Consequences. The following discussion of the federal income tax consequences of the 1995 Plan is only a summary of the general rules applicable to the grant and settlement of awards under the 1995 Plan and does not purport to give specific details on every aspect and does not cover, among other things, state and local tax treatment. The information is based on present law and regulations, which are subject to being changed prospectively or retroactively.

                                                                Preliminary Copy

         A participant receiving a non-qualified stock option under the 1995 Plan, including options granted to Non- Employee Directors, does not recognize taxable income upon the grant of the option, but will recognize taxable compensation at the time of exercise in the amount of the difference between the exercise price and the fair market value on the date of exercise of the shares acquired pursuant to the exercise of the option. At that time, the Corporation will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

         A participant receiving an incentive stock option will not recognize taxable income upon the grant or exercise of the option, but will recognize income or loss upon disposition of the shares acquired pursuant to the exercise of the option, which may be ordinary income or capital gain (or loss), depending on the length of time the shares have been held. The Corporation will not be entitled to any deduction with respect to the grant or exercise of a participant's incentive stock option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the later of two years from the date of grant and one year from the date of exercise, the Corporation will, except as limited by Section 162(m) of the Code, be entitled to a deduction as compensation expense in an amount taxable to the participant as ordinary income and not capital gain. Such ordinary income is the amount by which the lesser of the fair market value of the shares on the date of exercise or on the date of disposition exceeds the exercise price of the option.

         A participant who is granted SARs or LSARs will not recognize any taxable income upon the grant of the SARs or LSARs. Upon exercise, the participant recognizes taxable compensation in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Corporation. This amount is deductible by the Corporation as compensation expense.

         A participant receiving restricted stock will not recognize taxable income at the time of the grant, and the Corporation will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions lapse or the stock becomes vested, in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions or upon vesting is deductible by the Corporation as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

         A participant receiving performance shares and performance units will not recognize taxable income upon the grant of such shares or units, as the case may be, and the Corporation will not be entitled to a tax deduction at such time. Upon the settlement of performance shares or performance units, the participant will recognize ordinary income in an amount equal to the fair market value of any shares delivered and any cash paid by the Corporation. This amount is deductible by the Corporation as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

         In the event of a change in control, the acceleration of the vesting or payment of any awards under the 1995 Plan may result in the receipt by the participant of "parachute payments" under Section 280G of the Code. As such, the participant may be

                                                                Preliminary Copy

subject to an excise tax, in addition to ordinary income tax, and the Corporation may not be entitled to a deduction with respect to such amounts.

         Accounting Consequences. Under current generally accepted accounting principles, the value of stock options granted under the 1995 Plan are non-compensatory and is not charged against the Corporation's earnings for financial accounting purposes. Increases in the market value of stock following the date of grant of SARs are currently treated as a compensation expense for financial accounting purposes. LSARs, however, may be granted without incurring an accounting charge until the occurrence of the event which "triggers" exercisability of the LSAR. The Corporation would recognize compensation expense attributable to awards of restricted stock, which expense would reflect the aggregate market value of the shares of restricted stock on the award date, accrued over the period during which the shares vest. With respect to performance share and performance unit awards, a compensation expense is recognized as measured by the market price of the related shares.

                                                                Preliminary Copy

         Grants to Non-Employee Directors. The following table sets forth the number of shares of Common Stock underlying options which are granted automatically to Non-Employee Directors on the date of each annual meeting of shareholders, including the 1998 Annual Meeting.


                              1995 INCENTIVE PLAN

               NAME                                                                  STOCK OPTIONS
               ----                                                                  -------------
               William A. Anderson . . . . . . . . . . . . . . . .                       2,250
               John W. Croghan . . . . . . . . . . . . . . . . . .                       2,250
               Alan J. Fredian . . . . . . . . . . . . . . . . . .                       2,250
               Paul C. Gearen  . . . . . . . . . . . . . . . . . .                       2,250
               Kenneth J. James  . . . . . . . . . . . . . . . . .                       2,250
               Jean C. Murray, O.P.  . . . . . . . . . . . . . . .                       2,250
               John J. Viera . . . . . . . . . . . . . . . . . . .                       2,250
               All Non-Employee Directors as a Group (7 persons)                        15,750(1)

------------------
(1) The option exercise price per share would be the closing sale price of the Corporation's Common Stock on The Nasdaq Stock Market's National Market ("NASDAQ National Market") on the date of grant. For example, on March 17, 1998, the closing sale price of Common Stock on the NASDAQ National Market was $__.___ per share. Each option would be fully exercisable one year after the date of grant and would expire ten years after the date of grant.

     The Corporation's option committee has not determined how any additional benefits will be awarded among the Corporation's executive officers, other officers or key employees if the proposed amendment to the 1995 Plan is approved by shareholders. See "Executive Compensation - Option/SAR Grants in Last Fiscal Year" for certain information as to option grants to the named executive officers during 1997 and "Executive Compensation - Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" for information as to how outstanding options were allocated among such individuals as of December 31, 1997.

     The Board of Directors may terminate or suspend the 1995 Plan at any time. Unless previously terminated, the 1995 Plan will terminate automatically on May 3, 2005, the tenth anniversary of the effective date of the plan.

     The Board of Directors of the Corporation recommends that the shareholders vote FOR the proposed amendment to the 1995 Plan.


                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                INCREASING THE AUTHORIZED SHARES OF COMMON STOCK
                                  (PROPOSAL 3)

     The Board of Directors of the Corporation has unanimously approved an amendment to the Corporation's Certificate of Incorporation, increasing the number of authorized shares of Common Stock from 40,000,000 to 80,000,000 shares. The Board of Directors has determined that the proposed amendment to the Certificate of Incorporation is advisable and in the best interests of the Corporation and its stockholders, and unanimously recommends that the holders of the Corporation's Common Stock vote to approve the amendment.

                                                                Preliminary Copy

     The Corporation's Certificate of Incorporation currently provides that the total number of shares of all classes of capital stock that the Corporation has authority to issue is 50,000,000, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of serial preferred stock, par value $0.01 per share. The proposed amendment to the Corporation's Certificate of Incorporation is to increase the number of authorized shares of Common Stock from 40,000,000 to 80,000,000, resulting in an increase in the number of authorized shares of capital stock from 50,000,000 to 90,000,000. The increase will be effected by amending the first sentence of the first paragraph of Article 4 of the Corporation's Certificate of Incorporation to read as follows:

     "The total number of shares of all classes of the capital stock which the Corporation has authority to issue is ninety million (90,000,000), of which eighty million (80,000,000) shall be common stock, par value $0.01 per share, amounting in the aggregate to eight hundred thousand dollars ($800,000), and ten million (10,000,000) shall be serial preferred stock, par value $0.01 per share, amounting in the aggregate to one hundred thousand dollars ($100,000)."

     Of the 40,000,000 presently authorized shares of Corporation Common Stock, [34,204,659] shares were issued and outstanding as of March 17, 1998 and [3,645,256] shares were reserved for issuance with respect to the Corporation's stock option plans. The Corporation effected a five-for-four stock split for shareholders on January 14, 1997 and a three-for-two stock split on July 14, 1997, resulting in ___________ shares of Common Stock being issued during 1997 for these purposes. Accordingly, as of March 17, 1998, only [2,150,085] shares of authorized but not outstanding and unreserved shares of Corporation Common Stock remained available for future issuance. As of March 17, 1998, no shares of the Corporation's preferred stock were outstanding.

     The proposed amendment to the Corporation's Certificate of Incorporation will result in the Corporation having [42,150,085] shares of Common Stock available for issuance. Although the Corporation has no present intention of issuing authorized but unissued and unreserved shares of Corporation capital stock, the Board of Directors believes that the increased number of shares of Common Stock will benefit the Corporation and its shareholders by making a sufficient number of shares available in the future for use in connection with possible stock dividends or splits, the raising of additional capital through public offerings or private placements, possible future mergers or acquisitions, or under employee option or stock ownership plans.

     The unissued and unreserved shares of Corporation Common Stock will be available for any proper corporate purpose, as authorized by the Board of Directors, without further approval by the shareholders of the Corporation, except as otherwise required by law or the rules of the NASDAQ Stock Market, Inc. ("NASDAQ"). Shareholders of the Corporation do not have any preemptive or other rights to purchase additional shares of Corporation Common Stock. Further issuances of additional shares of Common Stock or securities convertible into Common Stock, therefore, may have a dilutive effect on existing shareholders of the Corporation.

     In the event of a proposed merger, tender offer or other attempt to gain control of the Corporation, it may be possible for the Board of Directors to approve the issuance of shares of Corporation Common Stock or preferred stock in a transaction that could have the effect of frustrating or impeding such takeover attempt. The Board of Directors has no current intention to issue authorized but unissued shares for such purpose. The Board of Directors is not aware of any specific effort to accumulate the Corporation's capital stock in order to obtain control of the Corporation by means of merger, tender offer or otherwise.

                                                                Preliminary Copy

     Approval of the proposed amendment to the Corporation's Certificate of Incorporation requires the affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting.

     Your Board of Directors recommends that you vote "FOR" the proposed amendment to the Corporation's Certificate of Incorporation.

                                                                Preliminary Copy

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth information as of March 17, 1998 with respect to the shares of the Corporation's Common Stock beneficially owned by each director of the Corporation, each of the named executive officers and by all directors and executive officers of the Corporation as a group. Such individuals and certain of the Corporation's employee benefit plans beneficially own a total of [3,699,071] shares of the Corporation's Common Stock, or [15.4%] of the Common Stock outstanding, including shares subject to options that will become exercisable within 60 days.

                                                                             AMOUNT AND                  PERCENT OF
                                                                              NATURE OF                    COMMON
                                                                             BENEFICIAL                     STOCK
NAME AND POSITION WITH THE CORPORATION                                      OWNERSHIP(a)                 OUTSTANDING
--------------------------------------                                      ------------                 -----------

Joseph C. Scully
  Chairman of the Board, Chief Executive
  Officer and Director                                                            408,918(b)                     1.8%
Patrick J. Agnew
  President, Chief Operating Officer and Director                                 399,833(b)                     1.7%
William A. Anderson
  Director                                                                         11,388                          *
John W. Croghan
  Director                                                                         78,000                          *
Alan J. Fredian
  Director                                                                         23,921(b)(c)                    *
Paul C. Gearen
  Director                                                                         36,628                          *
Kenneth J. James
  Director                                                                         94,174                          *
Jean C. Murray, O.P.
  Director                                                                         12,375(b)(c)                    *
John J. Viera
  Director                                                                         21,915                          *
Robert N. Parke
  Senior Vice President                                                           162,096                          *
Thomas J. Rinella
  Senior Vice President                                                           140,327                          *
Donald G. Ross
  Senior Vice President                                                           127,759                          *
All directors and executive officers as a group (15 persons)                    1,814,633(b)(c)                  7.6%

---------------------
 *  Less than 1%

(a) In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has or shares voting power or investment power with respect to such security, or has the right to acquire beneficial ownership at any time within 60 days from March 17, 1998. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. The table includes shares owned by spouses or other immediate family members or that are held in trust, as to which the persons named in the table possess shared voting and/or investment power as follows: Mr. Scully, 22,231 shares; Mr. Agnew, 47,461 shares; Dr. Fredian, 11,549 shares;

                                                                Preliminary Copy

         Mr. James, 81,798 shares; Mr. Viera, 9,615 shares; Mr. Parke, 51,401 shares; Mr. Rinella, 9,497 shares; Mr. Ross, 14,224 shares; and all directors and executive officers as a group, 250,252 shares. The table includes 8,916 shares and 29,660 shares as of March 17, 1998 held for the benefit of Mr. Scully and Mr. Agnew, respectively, under the St. Paul Federal Bank For Savings Deferred Compensation Trust.
         All other shares included in the table are held by persons who have sole voting and investment power over such shares. The table includes 969,965 shares of Common Stock subject to outstanding options which are exercisable within 60 days from March 17, 1998. The table also includes 289,450 shares as of March 17, 1998 allocated to executive officers' accounts under the Bank's ESOP and 401(k) Profit Sharing Plan.

(b) Does not include 222,772 shares as of March 17, 1998 with respect to which the St. Paul Federal Bank For Savings Employees Pension Plan has sole voting and dispositive power. Also does not include 267,745 unallocated shares with respect to which the ESOP has shared voting and dispositive power. Dr. Fredian, Dr. Murray and Messrs. Scully and Agnew are the trustees of the Employees Pension Plan and the ESOP.

(c) Except as allotted to Messrs. Scully and Agnew as indicated above, does not include 58,107 shares as of March 17, 1998 with respect to which the St. Paul Federal Bank For Savings Deferred Compensation Trust has shared voting and dispositive power. Dr. Fredian and Dr. Murray are the trustees of the Deferred Compensation Trust.

         As of March 17, 1998, no persons are known by the Corporation to have filed a beneficial ownership report with the SEC with regard to 5% or more of the Corporation's outstanding Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the 1934 Act requires the Corporation's directors and executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

         To the Corporation's knowledge, based solely upon review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                              INDEPENDENT AUDITORS

         The Board of Directors has appointed the firm of Ernst & Young LLP to continue as independent auditors for the Corporation for the year ending December 31, 1998. Ernst & Young LLP was appointed as the independent auditors of St. Paul Federal in 1981 and has performed audits for the Bank for the years since then. Ernst & Young LLP has also served as the independent auditors of the Corporation since its organization as

                                                                Preliminary Copy

the holding company of St. Paul Federal. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
             TO BE PRESENTED AT 1999 ANNUAL MEETING OF SHAREHOLDERS

         Any proposal intended to be presented by any shareholder for action at the 1999 annual meeting of shareholders of the Corporation must be received by the Secretary of the Corporation at 6700 West North Avenue, Chicago, Illinois 60707 not later than November 27, 1998 in order for the proposal to be considered for inclusion in the proxy statement and proxy relating to the 1999 annual meeting. In addition, the Corporation's Bylaws require that notice of shareholder proposals and nominations for director be delivered to, or mailed to and received at, the principal executive offices of the Corporation not less than 30 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 45 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 15th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Corporation to include in its proxy statement and proxy relating to the 1999 annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

                                 OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors of the Corporation does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.


                                        By Order of the Board of Directors



                                        Joseph C. Scully
                                        Chairman of the Board and
                                          Chief Executive Officer


Chicago, Illinois
March 27, 1998

                                                                Preliminary Copy




                               TABLE OF CONTENTS

                            ITEM                                                                               PAGE
                            ----                                                                               ----
Solicitation, Voting and Revocability of Proxies                                                                  -
Election of Directors                                                                                             -
Executive Compensation                                                                                            -
Amendment to 1995 Incentive Plan                                                                                  -
Amendment to Certificate of Incorporation Increasing the
  Authorized Shares of Common Stock                                                                               -
Stock Owned by Management and Principal Shareholders                                                              -
Independent Auditors                                                                                              -
Deadline for Submission of Shareholder Proposals to be Presented at
  1999 Annual Meeting of Shareholders                                                                             -
Other Matters                                                                                                     -

[LOGO]                      ST. PAUL BANCORP INC.


              The officers and directors of St. Paul Bancorp, Inc.

                         cordially invite you to attend

                       the Annual Meeting of Shareholders

                      Wednesday, May 6, 1998 at 10:00 a.m.

                              Drury Lane Oakbrook

                  100 Drury Lane, Oakbrook Terrace, Illinois



                                Joseph C. Scully

                      Chairman and Chief Executive Officer

        PLEASE BRING THIS CARD TO THE MEETING AS YOUR ADMISSION TICKET.


Directions to Drury Lane Oakbrook on reverse.



                                  DETACH HERE

REVOCABLE PROXY              ST. PAUL BANCORP, INC.              REVOCABLE PROXY


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of St. Paul Bancorp, Inc. (the "Corporation") hereby appoints Joseph C. Scully and John J. Viera, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders to be held at 10:00 a.m. on May 6, 1998, at the Drury Lane Oakbrook, 100 Drury Lane, Oakbrook Terrace, Illinois 60181, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

     THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 TO AMEND THE CORPORATION'S 1995 INCENTIVE PLAN AND FOR PROPOSAL 3 TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE CORPORATION EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON. THE UNDERSIGNED SHAREHOLDER HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.


       (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)  SEE REVERSE SIDE

                       DIRECTIONS TO DRURY LANE OAKBROOK



When approaching Drury Lane Oakbrook:

     From the North or South on Route 83 (Kingery), exit at Roosevelt Road (38) East and follow GREEN sign to DRURY LANE.

     From the East or West on Roosevelt Road, exit Route 83 (Kingery) South to Roosevelt Road (38) East and follow GREEN sign to DRURY LANE.

     From Downtown Chicago and the Loop, take Eisenhower Expressway (I-290) West to Roosevelt Road (38) West. Proceed to 83 (Kingery) South, exit 83 South at Roosevelt Road (38) East and follow GREEN sign to DRURY LANE.

     From the West on I-88, exit at Midwest Road, proceed north to Butterfield Road (56), turn right onto Butterfield Road, exit Roosevelt Road (38) East to DRURY LANE.

     From I-294 (Tri-State), take I-88 West to Aurora, exit at Cermak Road (22nd Street), make no turns and proceed north on Spring Road 3/4 of a mile to DRURY LANE.


        DRURY LANE OAKBROOK, 100 DRURY LANE, OAKBROOK TERRACE, ILLINOIS
           Located next door to the 31-Story Oakbrook Terrace Tower



                                  DETACH HERE


[X]  PLEASE MARK
     VOTES AS IN
     THIS EXAMPLE.


     IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

      -------------------------------------------------------------------
       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3
      -------------------------------------------------------------------

1.   Election of each of four directors for a three-year term.

     NOMINEES:  PATRICK J. AGNEW, WILLIAM A. ANDERSON, ALAN J. FREDIAN AND JEAN
     C. MURRAY, O.P.

                    FOR            WITHHELD            MARK HERE
                                                       IF YOU PLAN  [ ]
                    [ ]              [ ]               TO ATTEND
                                                       THE MEETING

     For, except vote withheld from the following nominee(s):

                                                       MARK HERE
     [ ]                                               FOR ADDRESS  [ ]
        ------------------------------                 CHANGE AND
                                                       NOTE BELOW

2. To amend the Corporation's 1995 Incentive Plan to increase by 1,500,000 the number of shares of Common Stock reserved for issuance thereunder.

               FOR            AGAINST            ABSTAIN

               [ ]              [ ]                [ ]

3. To amend the Corporation's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 40,000,000 to 80,000,000

               FOR            AGAINST            ABSTAIN

               [ ]              [ ]                [ ]

     THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENTS THEREOF, IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE CORPORATION'S BOARD OF DIRECTORS.

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREIN. EACH EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ATTORNEY-IN-FACT AND OTHER FIDUCIARY SHOULD SIGN AND INDICATE HIS OR HER FULL TITLE. WHEN STOCK HAS BEEN ISSUED IN THE NAME OF TWO OR MORE PERSONS, ALL SHOULD SIGN.



SIGNATURE:                 DATE:         SIGNATURE:              DATE:
          -----------------     --------           -------------      ---------